SECURITIES PURCHASE AGREEMENT

This Agreement (this “Agreement”) is made as of the 16th day of September, 2011 by and among RFG Acquisition II, Inc., a Delaware corporation having its offices at c/o RainMaker Financial Group Inc., P.OX. Box 586, Orland Park, IL 60462 (the “Company”) and Granite Investor Group, Inc. (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Company and the Purchaser entered into an option agreement, dated May 16, 2011 (the “Option Agreement”), pursuant to which, the Purchaser, for a non-refundable deposit equal to $5,000 (the “Deposit Amount”) received an option (the “Option”) to purchase a controlling interest in the Company for an aggregate purchase price equal to $25,000.00 (the “Purchase Price”); and

WHEREAS, on July 20, 2011, the Purchaser exercised the Option in accordance with the terms and provisions of the Option Agreement; and

WHEREAS, the Company desires to sell to the Purchaser and the Purchaser desires to purchase from the Company an aggregate of 2,500,000 shares (the “Shares”) of common stock, par value $.0001 per share (“Common Stock”) at the Purchase Price, which shall represent all of the issued and outstanding shares of Common Stock of the Company immediately after the consummation of the transactions contemplated by this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

1.1.   Sale of the Shares and Change in Management.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, at the Closing (as hereinafter defined), the Company agrees to sell, assign, transfer and deliver the Shares to the Purchaser and the Purchaser agrees to purchase the Shares from the Company, for an aggregate purchase price equal to $25,000 (the “Purchase Price”).

1.2.   Closing.  The purchase and sale of the Shares shall take place by electronic communication or at such location as the parties may agree at a closing (the “Closing”), to occur immediately following the execution and delivery hereof.

1.3.  Deliveries.

(a)   On or prior to the Closing, the Company shall deliver the following to the Purchaser:

(i)	a certificate representing the Shares purchased by the Purchaser, in the name of the Purchaser, as shall be effective to vest in the Purchaser all right, title and interest in the Shares;

(ii)
resignation letters executed by Richard F. Beston, Jr., John W. Branch and David W. Matre pursuant to which (1) Mr. Beston shall resign as President and director, effective on the date of the Closing (the “Closing Date”); (2) Mr. Branch shall resign as Secretary of the Company and (3) Mr. Matre shall resign as Chief Financial Officer of the Company, and all other officer positions of the Company that they may hold effective as of the Closing Date;

(iii)
board consents of the Company increasing the size of the Board to two members, appointing Barry F. Cohen as the Company’s President and a director effective on the Closing Date and appointing Jared Stamell to serve as Secretary, Treasurer and a director of the Company; and

(iv)	all such further assignments, conveyances, instruments and documents as shall be necessary or advisable to carry out the transactions contemplated by this Agreement.

(b)    At the Closing, the Purchaser shall deliver the following to the Company:

(i)	an aggregate amount equal to the difference between the Purchase Price and the Deposit Amount; and

(ii)	all such further assignments, conveyances, instruments and documents as shall be necessary or advisable to carry out the transactions contemplated by this Agreement.

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby makes the following representations and warranties to and covenants with the Purchaser:

2.1.   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all necessary power and authority:  (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all its obligations under all contracts, agreements, arrangements or understandings (the “Company Contracts”).  The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction. The Company has no subsidiaries.  The Company does not own any controlling interest in any business entity and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any business entity.  The Company has not agreed and is not obligated to make any future investment in or capital contribution to any business entity.  Neither the Company nor any of the stockholders of the Company has ever approved, or commenced any action, suit or legal proceeding or made any election, in either case, contemplating the dissolution or liquidation of the Company’s business or affairs.

2.2.   The Company has delivered to Purchaser accurate and complete (through the date hereof) copies of: (i) the certificate of incorporation and bylaws, including all amendments thereto, of the Company; (ii) the stock records of the Company; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the holders of all securities of the Company, the board of directors of the Company and all committees of the board of directors of the Company (the items described in the foregoing clauses “(i)”, “(ii)” and “(iii)” of this Section 2.2 (collectively referred to herein as the “Company Documents”).  There have been no formal meetings held of, or corporate actions taken by, the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in the Company Documents.  There has not been any violation of any of the Company Documents, and at no time has the Company taken any action that is inconsistent in any material respect with the Company Documents.  The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with requirements of law and prudent business practices.

2.3.   The authorized capital stock of the Company consists of: (i) 100,000,000 shares of Common Stock, of which 2,500,000 shares are issued and outstanding and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share, of which none are issued and outstanding.

(a) All of the outstanding shares of the Company capital stock have been duly authorized and validly issued and are fully paid and nonassessable.  All of the outstanding shares of capital stock of the Company and all of the outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of capital stock or other securities of the Company have been issued in compliance with all applicable federal and state securities laws and other applicable requirements of law and all requirements set forth in the Company Documents.  No shares of capital stock or other securities of the Company are subject to a repurchase option in favor of the Company.

(b)  There are no: (i) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of capital stock of the Company or other securities of the Company; (ii) outstanding securities, notes, instruments or obligations that are or may become convertible into or exchangeable for any shares of capital stock of the Company or other securities of the Company; (iii) outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the capital stock of the Company; (iv) contracts under which the Company is or may become obligated to sell, transfer, exchange or issue any shares of capital stock of the Company or any other securities of the Company except that certain Repurchase Agreement by and among the Company and Richard F. Beston, Jr. and John W. Branch, dated as of the date of this Agreement; (v) agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act of 1933, as amended (the “Securities Act”), or any shares of the Company; or (vi) conditions or circumstances that may give rise to or provide a basis for the assertion of a claim by any individual or entity to the effect that such individual or entity is entitled to acquire or receive any shares of the Company Common Stock or any shares of the capital stock or other securities of the Company.

2.4.   The Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement, and the execution, delivery and performance by the Company of this Agreement has been duly and validly authorized by all necessary action and no further consent or authorization on the part of the Company, its board of directors or its stockholders is required.  This Agreement constitutes, and upon execution and delivery thereof by the Company, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.5.   Neither the execution, delivery or performance of this Agreement, nor the performance of the Company of its obligations hereunder will directly or indirectly (with or without notice or lapse of time) cause, constitute, or conflict with or result in (i) any breach or violation, or give rise to a right of termination, cancellation or acceleration or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under any of the provisions of, or constitute a default under, any license, mortgage or any other agreement or instrument to which the Company or its stockholders are a party; (ii) result in a violation of any of the provisions of the Company Documents; (iii) result in a violation of, or give any governmental body or agency or other individual or entity the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any, requirement of law or judicial or administrative order to which the Company is subject.

2.6.   The Company has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, since inception (the foregoing materials, together with all documents or reports filed by the Company under the Exchange Act that were not required to be filed, being collectively referred to herein as the “SEC Reports” and, together with this Agreement, the “Disclosure Materials”).

(a) The SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of law and the SEC and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or subsequent filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in light of the circumstances under which they were made, not misleading. To the best of the Company’s knowledge, each offering or sale of securities by the Company (i) was either registered under the Securities Act or made pursuant to a valid exemption from registration, (ii) complied in all material respects with the applicable requirements of law and the SEC, and (iii) was made pursuant to offering documents which did not, at the time of the offering (or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the offering documents or necessary in order to make the statements in such documents not misleading.  The Company has delivered or made available to the Purchaser all comment letters received by the Company from the staff of the SEC and all responses to such comment letters by or on behalf of the Company with respect to all filings under the Securities Act or the Exchange Act. The Company’s principal executive officer and principal financial officer (and Company’s former principal executive officers and principal financial officers, as applicable) have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Exchange Act thereunder with respect to the SEC Reports filed by Company under the Exchange Act (the “Exchange Act Reports”) to the extent such rules or regulations applied at the time of the filing.  For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes–Oxley Act.  Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental body or agency questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications. The Company is not a “Business Combination Shell Company” as such term is defined under Rule 405 of the Securities Act.

(b) The financial statements of the Company included in the SEC Reports (the “Company Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  The Company Financial Statements have been prepared in accordance with GAAP, except as may be otherwise specified in the Company Financial Statements or the notes thereto, and fairly present in all material respects the assets, liabilities, financial position and results of operations of Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(c)      Each of Company’s independent public accountants, which have expressed their opinion with respect to the financial statements of the Company included in the Exchange Act Reports (including the related notes), is and have been throughout the periods covered by such Company Financial Statements, registered public accounting firms with respect to the Company within the meaning of all applicable laws and regulations and is registered with the Public Company Accounting Oversight Board.  With respect to the Company, the Company’s independent public accountants are not and have not been in violation of auditor independence requirements of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith.  None of the non-audit services performed by Company’s independent public accountants for the Company were prohibited services under the Sarbanes-Oxley Act and all such services were pre-approved in advance by the Company’s audit committee in accordance with the Sarbanes-Oxley Act.

(d)      The Company maintains disclosure controls and procedures required by Rule 13a-15(b) or 15d-15(b) under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company is made known on a timely basis to the principal executive officer and the principal financial officer.  The Company has delivered to the Purchaser copies of, all written descriptions of, and all policies, manuals and other documents promulgating such disclosure controls and procedures.  The Company and, to the Best Knowledge (as defined below) of the Company, its directors and executive officers, have complied at all times with Section 16(a) of the Exchange Act, including the filing requirements thereunder to the extent applicable

2.7.   Since June 30, 2011 (the “Balance Sheet Date”), the Company has conducted its business as ordinarily conducted consistent with past practice and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in any material adverse effect on the Company.

(a)      Since the Balance Sheet Date, the Company has not issued, transferred, sold, encumbered or pledged the Common Stock, shares of or other securities (including securities convertible into or exchangeable for, or options or rights to acquire, shares of Common Stock or other securities) of the Company.

(b)      Since the Balance Sheet Date, the Company has not entered into or amended any (i) employment agreements or any other type of employment arrangements, (ii) severance or change of control agreements or arrangements, or (iii) deferred compensation agreements or arrangements. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Company’s Best Knowledge (as defined below), threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such).  There is no judgment, decree or order against the Company that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.  The term “Best Knowledge” of the Company shall mean and include (i) actual knowledge and (ii) that knowledge which a prudent businessperson would reasonably have obtained in the management of such Person’s business affairs after making due inquiry and exercising the due diligence which a prudent businessperson should have made or exercised, as applicable, with respect thereto.  Actual or imputed knowledge of any director or officer or the Company shall be deemed to be knowledge of the Company.

2.8.   The Company is selling the Shares to the Purchaser without registration pursuant to the exemptions afforded the Company under Section 4(2) of the Securities Act, as amended, and will take any and all actions to make such exemption available. No registration under the securities laws of any state is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby.

2.9.   There are no claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Company) pending or, to the Company’s Best Knowledge, threatened against the Company or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.  No bankruptcy, receivership or debtor relief proceedings are pending or, to the Company’s Best Knowledge, threatened against the Company.  The Company is not subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality.

2.10.   The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business.    References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

2.11.   The Company has properly filed all tax returns required to be filed and has paid all taxes shown thereon to be due.  To the Best Knowledge of the Company, all tax returns previously filed are true and correct in all material respects.

2.12.   Richard F. Beston, Jr. is the President and sole director of the Company. John W. Branch is the Secretary of the Company. David W. Matre is the Chief Financial Officer of the Company.  The Company has no other officers, directors or employees.

2.13.   All of the business and financial transactions of the Company have been fully and properly reflected in the books and records of the Company in all material respects and in accordance with generally accepted accounting principles consistently applied.

2.14.   The Company will use the Purchase Price to repurchase all of the shares of Common Stock of the Company issued and outstanding immediately prior to the Closing of the transaction contemplated by this Agreement.

ARTICLE III
REPRESENTATION AND WARRANTIES OF THE PURCHASER

The Purchaser, hereby represents and warrants, as of the date hereof, to the Company as follows:

3.1.   Organization; Authority.  Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Purchaser.  This Agreement has been duly executed by the Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against them in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.2.   Own Account.  The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its or his own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understanding with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting such Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. The Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

3.3.   Purchaser Status.  At the time the Purchaser was offered the Shares, it was, and as of the date hereof is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

3.4.   Experience of Purchaser.  The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

3.5.   General Solicitation.  The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.6.   Access to Information.  The Purchaser has been afforded the opportunity to examine all books, records, and agreements of the Company and to ask questions of the Company’s senior management and to obtain additional information necessary to verify the accuracy of the information supplied or to which the Purchaser had access. The Purchaser has also been afforded the opportunity to ask questions of the Company’s senior management to obtain any further information reasonably available to the Company which the Purchaser has requested in connection with its decision to purchase the Shares. The Purchaser has conducted what it deems to be an adequate investigation of the business, finances, and prospects of the Company, and it is satisfied with the results of its investigation. The Purchaser also acknowledge that concurrently with the transactions contemplated by this Agreement the Company may repurchase or issue and sell shares of the Common Stock of the Company at a per share purchase price that may differ from the Purchase Price.

ARTICLE IV
TERMINATION

4.1.   Termination by Mutual Agreement.  This Agreement may be terminated at any time by mutual consent of the parties hereto prior to the Closing, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

ARTICLE V
MISCELLANEOUS

5.1.   Entire Agreement.  This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

5.2.   Severability.  If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

5.3.   Notices.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 5.3.  Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery.  Notice shall be delivered to the parties at the following addresses:

If to the Company:	RFG Acquisition II Inc.
c/o RainMaker Financial Group Inc.
P.O. Box 586
Orland Park, IL 60462
Phone: (312) 286-4826

With a copy to:	Richardson & Patel LLP
750 Third Avenue
9th Floor
New York, NY 10017
Phone: 212-869-7000
Fax: (917) 677-8165

If to the Purchaser:	Granite Investor Group Inc.
One Liberty Plaza, 35th Floor
New York, NY 10006
Attn: Jared Stamell

Either party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

5.4    Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law.

5.5.   Waiver of Jury Trial.  Each party hereby expressly waives any right to a trial by jury in the event of any suit, action or proceeding to enforce this Agreement or any other action or proceeding which may arise out of or in any way be connected with this Agreement or any of the other documents.

5.6.   Successors.  This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other parties.

5.7.   Further Assurances.  Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

5.8.  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5.9.    No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

5.10.   Headings.  The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

RFG ACQUISITION II INC.

By: /s/ Richard F. Beston, Jr.
Richard F. Beston, Jr., President

GRANITE INVESTOR GROUP INC.

By: /s/ Jared Stamell
Jared Stamell, Secretary and Treasurer